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EXHIBIT 23.1



                           SMITH & COMPANY LETTERHEAD
           A Professional Corporation of Certified Public Accountants

July 18, 2001

Board of Directors
Junum Incorporated
Costa Mesa, California


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants for Junum Incorporated, we hereby consent to the use of our report included in the annual report of such Company on Form 10-K for the six months ended December 31, 2000 and dated March 16, 2001, as an exhibit to the Company's S-8 Registration Statement dated July 18, 2001.


                                        /s/ Smith & Company
                                        Certified Public Accountants









         10 West 100 South, Suite 700 * Salt Lake City, Utah 84101-1554
             Telephone: (801) 575-8297 * Facsimile: (801) 575-8306
                         E-mail: smithco@dotplanet.com
          Members: American Institute of Certified Public Accountants
               * Utah Association of Certified Public Accountants